Exhibit 99.1

Acumen Pharmaceuticals Reports Financial Results for the Year Ended December 31, 2025 and Business Highlights

•Expect to report topline results for ALTITUDE-AD, a Phase 2 study to investigate sabirnetug (ACU193) for the treatment of early Alzheimer’s disease, in late 2026

•Lead clinical candidate IND filing in Acumen’s Enhanced Brain Delivery (EBDTM) program targeted for mid-2027, following strong preclinical data and $35.75 million private placement to advance candidates in AβO-selective EBD portfolio
•Cash, cash equivalents and marketable securities of $116.9 million as of Dec. 31, 2025, expected to support current clinical and operational activities into early 2027
•Company to host conference call and webcast today at 8:00 a.m. ET

NEWTON, Mass., Mar. 26, 2026 – Acumen Pharmaceuticals, Inc. (NASDAQ: ABOS) (“Acumen” or the “Company”), a clinical-stage biopharmaceutical company developing novel therapeutics that target toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD), today reported financial results for the full year ended December 31, 2025 and provided a business update.
“2025 was defined by significant clinical progress supporting our Phase 2 ALTITUDE-AD study investigating our lead therapeutic candidate, sabirnetug, and the expansion of our pipeline via a notable Enhanced Brain Delivery (EBDTM) partnership to develop a transferrin-receptor-targeting blood-brain barrier-penetrating therapy,” said Daniel O’Connell, Chief Executive Officer of Acumen. “2026 is poised to be transformative for Acumen. Topline results for ALTITUDE-AD are expected late in the year and are anticipated to provide important insights into the role of AβOs in Alzheimer’s disease. Supported by our recent financing, we are also advancing toward clinical candidate nomination in our EBD program, with an IND filing targeted for mid-2027. Pairing a commitment to scientific innovation with a track record of strong execution, we believe that we are well-positioned to deliver differentiated treatment options for Alzheimer’s patients.”
Recent Highlights
•In March 2026, the Company announced a $35.75 million private placement to advance candidates in its AβO-selective EBD portfolio, following strong preclinical data, including in vitro, in vivo and non-human primate study results.
◦Candidates exceeded key preclinical criteria, demonstrating elevated brain exposure in non-human primates up to 40-fold over native antibodies, low risk of anemia, and robust stability profiles to enable subcutaneous administration
◦Lead clinical candidate Investigational New Drug (IND) filing targeted for mid-2027

•In March 2026 and in November 2025, the Company presented one oral and four poster presentations at the International Conference on Alzheimer’s and Parkinson’s Diseases and Related Neurological Disorders (AD/PD) and the 18th Annual Clinical Trials on Alzheimer’s Disease (CTAD) conference.
◦At AD/PD, the presentations highlighted new data regarding the EBD program, sabirnetug biomarker treatment responses, and the development of new AβO-targeting antibodies.
◦At CTAD, results presented from a collaborative study with JCR Pharmaceuticals demonstrated that bispecific antibodies that target transferrin (TfR) as well as the AβO-targeting antibody sabirnetug achieved increased brain penetration in mice while preserving target binding. Results presented on clinical trial recruitment from the Phase 2 ALTITUDE-AD clinical trial showed that site databases and physician referrals were the most reliable recruitment methods overall.
◦Presentations are available on the Company’s website here.

•In November 2025, the Company dosed the first patient in the open-label extension (OLE) portion of its Phase 2 ALTITUDE-AD clinical trial evaluating sabirnetug (ACU193) in patients with early Alzheimer's disease.
◦The OLE provides all participants who completed the 18-month placebo-controlled double-blind portion of ALTITUDE-AD, including patients previously treated with placebo, with the opportunity to receive sabirnetug at 35 mg/kg administered intravenously once every four weeks for up to 52 weeks.
Anticipated Milestones
•The Company expects topline results from ALTITUDE-AD, a Phase 2 study to investigate sabirnetug for the treatment of early Alzheimer’s disease, in late 2026.

•The Company is targeting the submission of an IND filing with respect to a lead clinical candidate in its EBD program in mid-2027.
2025 Financial Results
•Cash Balance. As of Dec. 31, 2025, cash, cash equivalents and marketable securities totaled $116.9 million compared to cash, cash equivalents and marketable securities of $136.1 million as of Sept. 30, 2025. The decrease in cash is related to funding ongoing operations. Cash is expected to support current clinical and operational activities into early 2027.

•Research and Development (R&D) Expenses. R&D expenses were $104.9 million for the year ended Dec. 31, 2025, compared to $93.8 million for the year ended Dec. 31, 2024. The increase was primarily due to an increase in manufacturing and materials mainly associated with our ALTITUDE-AD clinical trial, as well as personnel-related costs and research expenses, including EBD research.

•General and Administrative (G&A) Expenses. G&A expenses were $18.9 million for the year ended Dec. 31, 2025, compared to $20.2 million for the year ended Dec. 31, 2024. The decrease was primarily due to reductions in recruiting expenses, corporate insurance expenses and consulting costs.
•Loss from Operations. Loss from operations was $123.8 million for the year ended Dec. 31, 2025, compared to $114.0 million for the year ended Dec. 31, 2024. This increase was due to the increased R&D expenses over the prior year period.
•Net Loss. Net loss was $121.3 million for the year ended Dec. 31, 2025, compared to $102.3 million for the year ended Dec. 31, 2024.
Conference Call Details
Acumen will host a conference call and live audio webcast today, Mar. 26, 2026, at 8:00 a.m. ET.
To participate in the live conference call, please register using this link. After registration, you will be informed of the dial-in numbers including PIN. Please register at least one day in advance.

The webcast audio will be available via this link.

An archived version of the webcast will be available for at least 30 days in the Investors section of the Company's website at www.acumenpharm.com.
About Sabirnetug (ACU193)

Sabirnetug (ACU193) is a humanized monoclonal antibody (mAb) discovered and developed based on its selectivity for soluble amyloid beta oligomers (AβOs), which are a highly toxic and pathogenic form of Aβ, relative to Aβ monomers and amyloid plaques. Soluble AβOs have been observed to be potent neurotoxins that bind to neurons, inhibit synaptic function and induce neurodegeneration. By selectively targeting toxic soluble AβOs, sabirnetug aims to address the hypothesis that soluble AβOs are an early and persistent underlying cause of the neurodegenerative process in Alzheimer’s disease (AD). Sabirnetug has been granted Fast Track designation for the treatment of early AD by the U.S. Food and Drug Administration and is currently being evaluated in a Phase 2 study in patients with early AD.
About ALTITUDE-AD (Phase 2)

Initiated in 2024, ALTITUDE-AD is a Phase 2, multi-center, randomized, double-blind, placebo-controlled clinical trial designed to evaluate the efficacy and safety of sabirnetug (ACU193) infusions administered once every four weeks in slowing cognitive and functional decline as compared to placebo in participants with early Alzheimer's disease. The study has enrolled 542 individuals with early Alzheimer’s disease (mild cognitive impairment or mild dementia due to AD) at multiple investigative sites located in the United States, Canada, the European Union and the United Kingdom. Topline results are expected in late 2026. More information can be found on www.clinicaltrials.gov, NCT identifier NCT06335173.
About Acumen Pharmaceuticals, Inc.

Acumen Pharmaceuticals is a clinical-stage biopharmaceutical company developing a novel therapeutic that targets toxic soluble amyloid beta oligomers (AβOs) for the treatment of Alzheimer’s disease (AD). Acumen’s scientific founders pioneered research on AβOs, which a growing body of evidence indicates are early and persistent triggers of Alzheimer’s disease pathology. Acumen is currently focused on advancing its lead investigational product candidate, sabirnetug (ACU193), a humanized monoclonal antibody that selectively targets toxic soluble AβOs, in its ongoing Phase 2 clinical trial ALTITUDE-AD (NCT06335173) in early symptomatic Alzheimer’s disease patients, following positive results in its Phase 1 trial INTERCEPT-AD. Acumen is also investigating a subcutaneous formulation of sabirnetug using Halozyme’s proprietary ENHANZE® drug delivery technology. Acumen is also collaborating with JCR Pharmaceuticals to develop an Enhanced Brain Delivery (EBD™) therapy for Alzheimer’s disease utilizing a transferrin-receptor-targeting blood-brain barrier-penetrating technology. The company is headquartered in Newton, Mass. For more information, visit www.acumenpharm.com.

About JCR Pharmaceuticals Co., Ltd.

JCR Pharmaceuticals Co., Ltd. is a global specialty pharmaceutical company that develops treatments that go beyond rare diseases to solve the world’s most complex healthcare challenges. JCR continues to build upon our 50-year legacy in Japan while expanding our global footprint into the US, Europe, and Latin America. JCR’s innovative therapies address conditions like growth disorder, MPS II, Fabry disease, acute graft-versus-host disease, and renal anemia. JCR is also developing treatments for rare diseases like MPS I, MPS II, MPS IIIA and B, and more.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statement describing Acumen’s goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as “believes,” “expects,” “anticipates,” “could,” “should,” “would,” “seeks,” “aims,” “plans,” “potential,” “will,” “milestone” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements concerning Acumen’s business, and Acumen’s ability to achieve its strategic and financial goals, including its projected use of cash, cash equivalents and marketable securities and the expected sufficiency of its cash resources into early 2027, the therapeutic potential of Acumen’s product candidate, sabirnetug (ACU193), including against other antibodies, the timing of anticipated topline results of ALTITUDE-AD, the potential for additional development to support a subcutaneous dosing option of sabirnetug, Acumen's plans to develop a candidate to treat Alzheimer's Disease utilizing EBD technology, including its expectations with respect to timing for the submission of an IND, as well as its potential for developing a best-in-class therapeutic candidate for people living with Alzheimer’s Disease. These statements are based upon the current beliefs and expectations of Acumen management, and are subject to certain factors, risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing safe and effective human therapeutics. Such risks may be amplified by the impacts of geopolitical events and macroeconomic conditions, such as rising inflation and interest rates, supply disruptions and uncertainty of credit and financial markets. These and other risks concerning Acumen’s programs are described in additional detail in Acumen’s filings with the Securities and Exchange Commission (“SEC”), including in Acumen’s most recent Annual Report on Form 10-K, and in subsequent filings with the SEC. Copies of these and other documents are available from Acumen. Additional information will be made available in other filings that Acumen makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Acumen expressly disclaims any obligation to update or revise any forward-looking statement, except as otherwise required by law, whether, as a result of new information, future events or otherwise.

CONTACTS:

Investors:
Alex Braun
abraun@acumenpharm.com
Media:
ICR Healthcare
AcumenPR@icrhealthcare.com

Acumen Pharmaceuticals, Inc.
Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$53,989	$35,627
Marketable securities, short-term	62,876	135,930
Prepaid expenses and other current assets	5,387	6,749
Total current assets	122,252	178,306
Marketable securities, long-term	—	59,968
Restricted cash	231	232
Other assets, long-term	350	486
Total assets	$122,833	$238,992
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$554	$5,648
Accrued clinical trial expenses	10,616	15,344
Accrued expenses and other current liabilities	10,072	6,615
Debt, short-term	8,765	—
Total current liabilities	30,007	27,607
Debt, long-term	22,396	29,419
Other liabilities, long-term	—	150
Total liabilities	52,403	57,176
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized and no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized as of December 31, 2025 and 2024; 60,575,369 and 60,094,083 shares issued and outstanding as of December 31, 2025 and 2024, respectively	6	6
Additional paid-in capital	516,803	506,985
Accumulated deficit	(446,462)	(325,127)
Accumulated other comprehensive income (loss)	83	(48)
Total stockholders’ equity	70,430	181,816
Total liabilities and stockholders’ equity	$122,833	$238,992

Acumen Pharmaceuticals, Inc.
Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Operating expenses
Research and development	$104,885	$93,798
General and administrative	18,947	20,219
Total operating expenses	123,832	114,017
Loss from operations	(123,832)	(114,017)
Other income (expense)
Interest income	7,447	14,317
Interest expense	(4,224)	(4,068)
Change in fair value of embedded derivatives	(460)	1,590
Other expense, net	(266)	(151)
Total other income	2,497	11,688
Net loss	(121,335)	(102,329)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable securities	131	(360)
Comprehensive loss	$(121,204)	$(102,689)
Net loss per common share, basic and diluted	$(2.00)	$(1.71)
Weighted-average shares outstanding, basic and diluted	60,561,836	60,013,277

Acumen Pharmaceuticals, Inc.
Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(121,335)	$(102,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	58	63
Stock-based compensation expense	9,852	9,635
Amortization of premiums and accretion of discounts on marketable securities, net	(809)	(5,015)
Change in fair value of embedded derivatives	460	(1,590)
Amortization of right-of-use asset	126	115
Realized gain on marketable securities	(59)	(97)
Noncash interest expense	1,288	1,118
Other noncash expense	—	232
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1,362	(3,656)
Other long-term assets	40	74
Accounts payable	(5,094)	4,269
Accrued clinical trial expenses	(4,728)	10,957
Accrued expenses and other liabilities	3,301	32
Finance lease liability	—	(23)
Net cash used in operating activities	(115,538)	(86,215)
Cash flows from investing activities
Purchases of marketable securities	(38,056)	(170,731)
Proceeds from maturities and sales of marketable securities	172,077	218,774
Purchases of property and equipment	(88)	(16)
Net cash provided by investing activities	133,933	48,027
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	—	7,938
Proceeds from exercise of stock options	39	—
Payment for financing lease	—	(739)
Payments for deferred offering costs	—	(230)
Repurchase of common shares to pay employee withholding taxes	(73)	(41)
Net cash (used in) provided by financing activities	(34)	6,928
Net change in cash and cash equivalents and restricted cash	18,361	(31,260)
Cash and cash equivalents and restricted cash at the beginning of the period	35,859	67,119
Cash and cash equivalents and restricted cash at the end of the period	$54,220	$35,859